News Release
FOR IMMEDIATE RELEASE

TEREX ANNOUNCES SECOND QUARTER 2016 RESULTS

WESTPORT, CT, August 1, 2016 -- Terex Corporation (NYSE: TEX) today announced second quarter 2016 income from continuing operations of $109.6 million, or $1.00 per share, on net sales of $1.3 billion. In the second quarter a year ago, the reported income from continuing operations was $75.9 million, or $0.70 per share, on net sales of $1.4 billion. Excluding a benefit of $67.7 million related to the release of certain tax valuation allowances, after-tax charges of $19.4 million from restructuring and related actions, and after-tax charges of $8.9 million related to merger and divestiture activities, income from continuing operations as adjusted for the second quarter of 2016 was $70.2 million, or $0.64 per share. The Glossary at the end of this press release contains further details regarding these items.
“Our second quarter results reflect a company in transition” said John L. Garrison, Terex President and CEO. “With the pending sale of our Material Handling & Port Solutions (MHPS) business and parts of our Construction portfolio, we made several structural changes in the quarter. MHPS is now accounted for as a discontinued operation. Going forward, we will be a more focused company, centered around three segments: Aerial Work Platforms (AWP), Cranes, and Materials Processing (MP).”
Mr. Garrison added, “We continued to face challenging markets in the second quarter. The North American market for many of our AWP and Cranes products was lower than last year, as expected, which was reflected in both our sales and orders in the quarter. We grew AWP sales in Europe and parts of Asia, but not enough to offset the softness in North America. Our Materials Processing (MP) segment executed well and improved upon last year’s performance.”
“We remain focused on what we can control. The steps we took earlier in the year to reduce SG&A helped offset some of the impact of soft markets and competitive pricing, but more is needed. In the second quarter, we took additional steps to simplify our manufacturing footprint and lower our cost base. After the sale of MHPS, Terex will be a smaller company. We are committed to reducing our cost structure accordingly,” continued Mr. Garrison.

Mr. Garrison concluded, “On a comparable basis, we believe our earnings per share and net sales for the full year 2016 will be consistent with our previous guidance. As a result of accounting for MHPS as discontinued operations, we now expect earnings per share from continuing operations to be between $0.85 and $1.15, excluding restructuring and other unusual items, on net sales of $4.3 billion to $4.5 billion. This reflects the removal of MHPS earnings from continuing operations and the impact of unabsorbed corporate management costs, but does not reflect any of the benefits of the sale of MHPS which will be realized upon completion of the sale.”

Re-segmentation and Non-GAAP Measures

The current and prior period results reflect the re-segmentation of our scrap material handling, concrete mixer trucks and concrete paver business from our former Construction segment into MP, and part of the North American services business from Cranes to MHPS and AWP. Our MHPS business is reported as a discontinued operation. Remaining product lines of our former Construction segment, such as mini-excavators, loader backhoes and site dumpers are included in Corporate and Other.

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty some elements that are included in reported GAAP results, such as the timing and impact of future restructuring charges.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Tuesday, August 2, 2016 at 8:30 a.m. ET. John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Contact Information:

Tom Gelston
Vice President, Investor Relations
Phone: 203-222-5943
Email: thomas.gelston@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; our ability to successfully integrate acquired businesses; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is very competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; the carrying value of goodwill and other indefinite-lived intangible assets could become impaired; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Net sales	$1,297.7	$1,442.9	$2,412.0	$2,598.7
Cost of goods sold	(1,055.6)	(1,140.7)	(1,988.2)	(2,095.2)
Gross profit	242.1	302.2	423.8	503.5
Selling, general and administrative expenses	(168.7)	(166.1)	(339.1)	(329.1)
Income (loss) from operations	73.4	136.1	84.7	174.4
Other income (expense)
Interest income	1.1	0.9	2.3	1.8
Interest expense	(25.5)	(27.9)	(50.2)	(56.8)
Loss on early extinguishment of debt	(0.4)	—	(0.4)	—
Other income (expense) – net	(6.1)	(3.4)	(12.0)	(6.3)
Income (loss) from continuing operations before income taxes	42.5	105.7	24.4	113.1
(Provision for) benefit from income taxes	67.1	(29.8)	63.2	(38.9)
Income (loss) from continuing operations	109.6	75.9	87.6	74.2
Income (loss) from discontinued operations – net of tax	(45.1)	10.4	(97.5)	10.6
Gain (loss) on disposition of discontinued operations- net of tax	0.1	(0.4)	3.5	2.7
Net income (loss)	64.6	85.9	(6.4)	87.5
Net loss (income) from continuing operations attributable to noncontrolling interest	—	—	—	0.1
Net loss (income) from discontinued operations attributable to noncontrolling interest	0.5	(1.1)	0.7	(1.8)
Net income (loss) attributable to Terex Corporation	$65.1	$84.8	$(5.7)	$85.8
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$109.6	$75.9	$87.6	$74.3
Income (loss) from discontinued operations – net of tax	(44.6)	9.3	(96.8)	8.8
Gain (loss) on disposition of discontinued operations – net of tax	0.1	(0.4)	3.5	2.7
Net income (loss) attributable to Terex Corporation	$65.1	$84.8	$(5.7)	$85.8
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$1.01	$0.71	$0.81	$0.70
Income (loss) from discontinued operations – net of tax	(0.41)	0.09	(0.89)	0.08
Gain (loss) on disposition of discontinued operations – net of tax	—	—	0.03	0.03
Net income (loss) attributable to Terex Corporation	$0.60	$0.80	$(0.05)	$0.81
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$1.00	$0.70	$0.80	$0.68
Income (loss) from discontinued operations – net of tax	(0.41)	0.08	(0.88)	0.08
Gain (loss) on disposition of discontinued operations – net of tax	—	—	0.03	0.02
Net income (loss) attributable to Terex Corporation	$0.59	$0.78	$(0.05)	$0.78
Weighted average number of shares outstanding in per share calculation
Basic	109.2	106.2	109.0	106.2
Diluted	109.6	109.0	109.6	109.9

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	June 30,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$200.8	$371.2
Trade receivables (net of allowance of $17.4 and $20.4 at June 30, 2016 and December 31, 2015, respectively)	795.7	703.3
Inventories	1,035.3	1,063.6
Prepaid and other current assets	207.2	252.5
Current assets held for sale	827.7	749.6
Total current assets	3,066.7	3,140.2
Non-current assets
Property, plant and equipment – net	355.6	371.9
Goodwill	450.3	459.1
Intangible assets – net	22.0	22.6
Other assets	563.1	461.7
Non-current assets held for sale	1,164.6	1,160.5
Total assets	$5,622.3	$5,616.0

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$6.8	$66.4
Trade accounts payable	552.3	560.7
Accrued compensation and benefits	122.6	128.5
Accrued warranties and product liability	56.1	51.5
Customer advances	33.8	29.6
Other current liabilities	221.6	175.9
Current liabilities held for sale	531.6	446.0
Total current liabilities	1,524.8	1,458.6
Non-current liabilities
Long-term debt, less current portion	1,679.5	1,729.8
Retirement plans	151.6	157.0
Other non-current liabilities	68.7	60.1
Non-current liabilities held for sale	308.2	298.5
Total liabilities	3,732.8	3,704.0
Commitments and contingencies
Stockholders’ equity
Common stock, $.01 par value – authorized 300.0 shares; issued 129.5 and 128.8 shares at June 30, 2016 and December 31, 2015, respectively	1.3	1.3
Additional paid-in capital	1,281.1	1,273.3
Retained earnings	2,083.4	2,104.6
Accumulated other comprehensive income (loss)	(656.3)	(649.6)
Less cost of shares of common stock in treasury - 21.1 shares at June 30, 2016 and December 31, 2015	(853.4)	(852.2)
Total Terex Corporation stockholders’ equity	1,856.1	1,877.4
Noncontrolling interest	33.4	34.6
Total stockholders’ equity	1,889.5	1,912.0
Total liabilities, and stockholders’ equity	$5,622.3	$5,616.0

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Six Months
	Ended June 30,
	2016	2015
Operating Activities
Net income (loss)	$(6.4)	$87.5
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	57.7	72.9
Changes in operating assets and liabilities (net of effects of acquisitions and divestitures):
Trade receivables	(123.0)	(196.9)
Inventories	(91.0)	(125.2)
Trade accounts payable	(7.3)	98.2
Customer advances	49.6	(0.9)
Other, net	104.8	(20.4)
Net cash provided by (used in) operating activities	(15.6)	(84.8)
Investing Activities
Capital expenditures	(44.1)	(48.7)
Other investing activities, net	0.2	(58.5)
Net cash (used in) provided by investing activities	(43.9)	(107.2)
Financing Activities
Net cash provided by (used in) financing activities	(113.4)	68.6
Effect of Exchange Rate Changes on Cash and Cash Equivalents	4.5	(22.1)
Net Increase (Decrease) in Cash and Cash Equivalents	(168.4)	(145.5)
Cash and Cash Equivalents at Beginning of Period	466.5	478.2
Cash and Cash Equivalents at End of Period	$298.1	$332.7

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q2				Year-to-Date
	2016		2015		2016		2015
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,297.7		$1,442.9		$2,412.0		$2,598.7
Income from operations	$73.4	5.7%	$136.1	9.4%	$84.7	3.5%	$174.4	6.7%

AWP
Net sales	$593.7		$688.3		$1,114.4		$1,205.8
Income from operations	$72.5	12.2%	$105.1	15.3%	$110.6	9.9%	$149.7	12.4%

Cranes
Net sales	$357.4		$427.7		$664.7		$781.0
Income (loss) from operations	$(12.8)	(3.6)%	$21.3	5.0%	$(29.4)	(4.4)%	$23.7	3.0%

MP
Net sales	$256.2		$249.6		$480.0		$459.9
Income from operations	$28.6	11.2%	$25.6	10.3%	$44.4	9.3%	$37.2	8.1%

Corp and Other / Eliminations
Net sales	$90.4		$77.3		$152.9		$152.0
Loss from operations	$(14.9)	(16.5)%	$(15.9)	(20.6)%	$(40.9)	(26.7)%	$(36.2)	(23.8)%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended June 30, 2016, unless otherwise indicated.

2016 Outlook The Company’s 2016 outlook for earnings per share is a non-GAAP financial measure as it excludes or has otherwise been adjusted for items such as restructuring and other related charges, deal related costs and the impact of the release of tax valuation allowances. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2016 GAAP financial results.

After-tax gains or expense and per share amounts (Income from continuing operations as adjusted) are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Q2 2016	Income from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income from Continuing Operations	Earnings (loss) per share**
As Reported	$42.5	67.1	109.6	$1.00
Deal Related	12.8	(3.9)	8.9	0.08
Restructuring & Related	27.7	(8.3)	19.4	0.18
Valuation Allowance	--	(67.7)	(67.7)	(0.62)
As Adjusted	$83.0	(12.8)	70.2	$0.64

* Tax effect on adjustments is calculated using a jurisdictional blended tax rate
** Based on diluted weighted average shares outstanding of 109.6 million

YTD 2016	Income from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income from Continuing Operations	Earnings (loss) per share**
As Reported	$24.4	63.2	87.6	$0.80
Deal Related	23.3	(5.5)	17.8	0.16
Restructuring & Related	42.2	(12.3)	29.9	0.28
Valuation Allowance	--	(67.7)	(67.7)	(0.62)
As Adjusted	$89.9	(22.3)	67.6	$0.62

* Tax effect on adjustments is calculated using a jurisdictional blended tax rate
** Based on diluted weighted average shares outstanding of 109.6 million

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com